Exhibit 99.1

NORMAND TITUS

Solstad Platform Supply Vessels (PSV)

Combined Carve-out Financial Statements for Solstad Offshore PSV

May 2023

Solstad Offshore PSV | Combined Carve-out Financial Statements

Contents

Combined Statements of Comprehensive Income 02

Combined Statements of Financial Position 03-04

Combined Statements of Changes in Equity 05

Combined Statements of Cash Flow 06

Notes to the Combined Financial Statements 07-23

Approval 24

Auditor's opinion 25

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Solstad Offshore PSV | Combined Carve-out Financial Statements

Combined Statement of Comprehensive Income

(NOK 1,000)

	2022 01.01-31.12	2021 01.01-31.12	Note*
Freight income	**1,669,501**	**1,292,064**	
Other operating income	19,097	32,793	
Total operating income	**1,688,598**	**1,324,857**	4
Personnel costs	(840,643)	(713,241)	9
Administrative expenses	(170,553)	(138,411)	9,12
Other operating expenses	(373,728)	(334,500)	9
Total operating expenses	**(1,384,924)**	**(1,186,152)**	
Operating result before depreciations and impairment	**303,674**	**138,705**	
Depreciation	(221,504)	(215,262)	7
Depreciation capitalised periodic maintenance	(96,178)	(88,694)	7
Impairment fixed assets	(20,797)	(2,265)	7
Operating result	**(34,805)**	**(167,516)**	
Interest charges	(341,028)	(259,664)	8
Net other finance expenses	(409,097)	(111,991)	8
Net financial items	**(750,125)**	**(371,655)**	
Ordinary result before taxes	**(784,930)**	**(539,171)**	
Tax on ordinary result	(4,252)	(4,318)	13
Net result	**(789,182)**	**(543,489)**	
Comprehensive income			
Translation adjustments foreign currency	(7,428)	69,275	
Comprehensive income that may be reclassified in subsequent periods	**(7,428)**	**69,275**	
Comprehensive income that may not be reclassified to income statment			
Comprehensive income	**(796,611)**	**(474,213)**	
Net result attributable to:			
To owners of PSVs business	(789,182)	(543,489)	
Comprehensive income attributable to:			
To owners of PSVs business	(796,611)	(474,213)	

*The accompanying footnotes form an integral part of these financial statements

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Solstad Offshore PSV | Combined Carve-out Financial Statements

Combined Statement of Financial Position

(NOK 1,000)

	2022 31.12	2021 31.12	Note*
ASSETS			
Long-term assets			
Long-term fixed assets			
Vessels and new build contracts	5,085,542	5,313,336	7
Capitalized periodic maintenance	275,237	242,793	7
Total long-term fixed assets	**5,360,779**	**5,556,129**	
Financial assets			
Other long-term receivables	2,237	1,031	15
Total financial assets	**2,237**	**1,031**	
Total long-term assets	**5,363,016**	**5,557,160**	
Current assets			
Inventory	49,167	26,346	17
Receivables			
Account receivables	270,025	190,203	
Other short-term receivables	99,852	75,088	16
Total receivables	**369,877**	**265,291**	
Total current assets	**419,044**	**291,637**	
TOTAL ASSETS	**5,782,060**	**5,848,797**	

*The accompanying footnotes form an integral part of these financial statements

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Solstad Offshore PSV | Combined Carve-out Financial Statements

Combined Statement of Financial Position

(NOK 1,000)

	2022 31.12	2021 31.12	Note*
EQUITY AND LIABILITIES			
Equity			
Translation adjustments	61,847	69,275	
Net parent investments	(12,174)	592,688	
Total Equity	**49,673**	**661,964**	
Liabilities			
Long-term liabilities			
Interest bearing liabilities	4,895,478	4,907,176	5,6
Total long-term liabilities	**4,895,478**	**4,907,176**	
Current liabilities			
Accounts payable	163,130	145,585	
Other current liabilities	112,948	110,307	18
Current interest bearing liabilities	560,832	23,764	
Total current liabilities	**836,909**	**279,656**	
Total liabilities	**5,732,387**	**5,186,833**	
TOTAL EQUITY AND LIABILITIES	**5,782,060**	**5,848,797**	

*The accompanying footnotes form an integral part of these financial statements

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Solstad Offshore PSV | Combined Carve-out Financial Statements

Combined Statement of Changes in Equity

(NOK 1,000)

	Translation adjustments	Net parent investment	Total Equity
Equity 01.01.2021		**1,012,742**	**1,012,742**
Annual result	-	(543,489)	(543,489)
Translation adjustments	69,275	-	69,275
Comprehensive income	69,275	(543,489)	(474,213)
Net investment from owners regarded as equity (Note 12)		123,436	123,436
Equity 31.12.2021	**69,275**	**592,688**	**661,964**
Equity 01.01.2022	**69,275**	**592,688**	**661,964**
Annual result		(789,182)	(789,182)
Translation adjustments	(7,428)	-	(7,428)
Comprehensive income	(7,428)	(789,182)	(796,611)
Net investment from owners regarded as equity (Note 12)		184,320	184,320
Equity 31.12.2022	**61,847**	**(12,174)**	**49,673**

*The accompanying footnotes form an integral part of these financial statements

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Solstad Offshore PSV | Combined Carve-out Financial Statements

Combined Statement of Cash Flow

(NOK 1,000)

	2022 01.01-31.12	2021 01.01-31.12	Note*
CASH FLOW FROM OPERATIONS			
Result before tax	**(784,930)**	**(539,171)**	
Taxes payable	(4,252)	(4,318)	
Depreciation and impairments	338,479	306,221	7
Interest expense	341,028	259,664	
Net other financial expenses	409,097	111,991	
Change in short-term receivables/payables	(85,661)	(2,209)	
Change in other accruals	(22,124)	22,068	
Net cash flow from operations	**191,637**	**154,246**	
CASH FLOW FROM INVESTMENTS			
Investment in tangible fixed assets	(21,935)	(28,563)	7
Payment of periodic maintenance	(128,622)	(102,933)	7
Received (paid) of long-term receivables	(1,206)	7,194	
Net cash flow from investments	**(151,763)**	**(124,301)**	
CASH FLOW FROM FINANCING			
Interests paid	(206,932)	(153,381)	6
Repayment of long-term debt	(17,823)	-	6
Funding from the parent	184,320	123,436	12
Net cash flow from financing	**(40,436)**	**(29,945)**	
Net change in cash and cash equivalents	0	0	
Cash and cash equivalents at 01.01	0	0	
Cash and cash equivalents at 31.12	**0**	**0**	

*The accompanying footnotes form an integral part of these financial statements

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Solstad Offshore PSV | Combined Carve-out Financial Statements

Notes

Notes to the Combined Financial Statements (NOK 1,000)

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Solstad Offshore PSV | Combined Carve-out Financial Statements

NOTE 1 - Accounting policies

1.1 Overview

This section describes the comprehensive basis of preparation which has been applied in preparing the combined carve-out financial statements. Allocations needed for the combined carve-out financial statements are described in section 1.4, while accounting policies for specific accounting areas and individual line items are described in section 1.5, and significant judgements and assessments in Note 2 Significant Judgements, Accounting Estimates and Assessments.

On March 7th, 2023, Solstad Offshore ASA ("SOFF ASA") signed an agreement with the U.S. based Tidewater Inc. for the sale of the activity connected to 37 Platform Supply Vessels (PSV), underlying contracts and crew, here forth referred to as the 'Carve-Out Business', 'Solstad Offshore PSV' or 'Entity', for a total amount of USD 577 million. Tidewater Inc. is listed in the US. As required by SEC, S-X rule 3-05 and contract partner, there is a requirement to report audited financial statements according to IFRS, as issued by the International Accounting Standards Board, for 2021 and 2022 for the carved-out business.

These combined carve-out financial statements comprise of Solstad Offshore ASA, the parent company, and its subsidiaries' activities connected to the carve-out business and have been prepared in order to present the carve-out business activities' historical financial information for the financial years 2021 and 2022.

SOFF ASAs headquarter is located in Skudeneshavn, Norway. The combined carve-out financial statements were authorized for issue by the board of directors on 16th of May 2023.

Enumerated amounts presented in tables and statements may not always agree with the calculated sum of the related line items due to rounding differences. The aim is for each line items to agree with its source and therefore there may be rounding differences affecting the total when adding up the presented line items.

1.2 Information on the financial statement's requirements

The principal purpose of combined carve-out financial statements is to present the historical operations of the Entity and reflect all of the revenue, expenses and balances of doing business. The Entity's combined carve-out financial statements should provide users with relevant information on how the Entity operated under its parent in the periods presented.

The following main assets, the 37 Platform Supply Vessels, are included in the transaction and in this Entity:

Normand Artic	Normand Carrier	Normand Fortune
Normand Leader	Normand Scotsman	Normand Service
Normand Skipper	Normand Spark	Normand Spear
Normand Supra	Normand Springer	Normand Surfer
Normand Swan	Normand Tantalus	Normand Swift
Normand Titus	Normand Triumph	Normand Tortuga
Normand Falcon	Sea Flyer	Sea Forth
Sea Frost	Normand Supporter	Normand Server
Normand Sitella	Normand Skimmer	Normand Seeker
Normand Spica	Far Symphony	Normand Searcher
Normand Serenade	Normand Solitaire	Normand Starling
Normand Sun	Normand Sygna	Normand Falnes
Normand Naley		

In addition to the above-mentioned assets (vessels), the processes (contracts) and employees (crew) and other assets such as inventory are included in the transaction.

1.3 Basis of preparation

The basis of preparation for the above mentioned combined carve-out financial statements, is done to secure that the combined carve-out financial statements of the PSV business in the transaction is prepared in accordance with a general-purpose framework and reported using IFRS 1 for the purpose of first-time adoption of IFRS.

The accompanying combined carve-out financial statements are prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). These financial statements, prepared by management, omit the opening statement of financial position and accompanying notes for that statement required by a first-time adopter of IFRS 1. This is due to the presentation of these combined carve-out financial statements being included in the Current Report on Form 8-K of Tidewater Inc. which only requires two balance sheet periods to comply with the rules and regulations of the Securities and Exchange Commission's Rule 3-05 of Regulation S-X.

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Solstad Offshore PSV | Combined Carve-out Financial Statements

IFRS does not specifically address the preparation of combined carve-out financial statements. The Term "combined carve-out financial statements" refers to financial information prepared by aggregating financial information for entities under common control that do not meet the definition of a group according to IFRS 10 (Consolidated Financial Statements).

Since these transactions and combined carve-out financial statements are not covered by any IFRS standard, management should according to IAS 8 (Accounting Policies, Changes in Accounting Estimates and Errors) develop and apply an accounting policy that is, *Inter alia*, relevant, and reliable. The Carve-Out Business to be included within the boundaries of the combined carve-out financial statements is under common control, the purpose of the combined carve-out financial statements is to comply with SEC regulatory requirements which seeks to serve the information needs of a clearly identifiable user group, and therefore it is concluded that combined carve-out financial statements will present fairly the financial position, performance, and cash flows of the business to be disposed of. The business represented by the assets (vessels), processes (contracts) and employees constitute a reporting entity. A suitable and established method which management consider to be relevant and reliable is to use what is required by the SEC, through the regulation S-X 3-05 from Solstad Offshore ASA and its subsidiaries group perspective ('SOFF ASA Group') of the business connected to the carve-out business.

As this is a new reporting Entity within SOFF ASA Group, and has not prepared any previous financial statements, these combined carve-out financial statements are the first IFRS financial statements for the Entity in which IFRS 1 (First-Time Adoption of International Financial Reporting Standards) has been applied. IFRS 1 sets out the procedures that an entity must follow when it adopts IFRS for the first time with January 1, 2021, as the date of transition to IFRS. Under IFRS 1, the accounting policies in the opening IFRS balance sheet as of January 01, 2021, and throughout all periods presented are the same. These accounting policies shall comply with each IFRS effective at December 31, 2022 with certain mandatory exemptions and voluntary exemptions. See note 3 for further detail.

Considering that this carve-out is not based on legal entities, however based on the Carve-Out Business, the following considerations were taken into account in the preparation of the combined carve-out financial statements to determine which assets, liabilities, revenues, as well as cashflows that are included. The accounting policies set out below have been applied consistently through all periods presented, unless otherwise stated in the combined carve-out financial statements.

1.4 Applied allocation methods

The Entity has been a part of the separate operating PSV segment and thus discrete information was available previously through the SOFF ASA Group information.

Allocation of Revenue and Admin Expenses

SOFF ASA Group charges central administration expenses such as IT, finance and Accounting, HR, and other central supporting services, to is vessels based on the overall number of vessels. The basis for allocating revenues and expenses for the carve-out business has primarily been through the reporting within SOFF ASA's on operating segment information. SOFF ASA has performed an internal expense allocation whereby these central expenses have been charged to each vessel within SOFF ASAs group. As a result, related expenses for the Entity that has formed this reporting Entity have been included in the combined carve-out financial statements. In addition, some unallocated central expenses have been allocated to the Entity applying allocation key based on number of vessels in SOFF ASA Group, where the Entity has received 37% and 30% of expenses for 2022 and 2021 respectively. In addition, an administration revenue connected to Den Norske Kriksforsikring for Skib (The Norwegian Shipowners' Mutual War Risks Insurance Association) has been allocated to the PSV based on the same allocation method used for legal entities allocation.

Interest Expenses

SOFF ASA has centralized the financing setup, where most of the external expenses connected to funding such as long-term loans are done from two companies. The allocation of expense connected to the funding expense have been adjusted from SOFF ASA's reported operating segment information to reflect the actual interest expense for funding both on interest on loans, but also on funding expense recognized at initial recognition, where the allocation is based on the allocation of the vessels at the time of initial financing/recognition.

Unrealized & Realized currency gain/loss

The unrealized currency loss connected to long term financing is not specifically allocated to the vessels, therefore the allocation of unrealized loss has not been reflected historically on the Statement of Comprehensive Income for vessels directly. The same allocation key as for the loans has been used for the unrealized loss, as the long-term financing is in USD if not NOK (74%/26% split) and is legally in Solstad Ship Holding AS, where this is a NOK functional Entity. Furthermore, any realized foreign exchange gain/loss has been assessed on vessel by vessel and included/excluded. It has therefore been assessed that these expenses should be allocated, as these are items that would have been if the reporting Entity was a standalone Entity.

Taxes

The Entity has not reported any tax returns or paid taxes directly from their operations, but through the legal entities that have the activity, and the results are from the activity in these tax areas. The income taxes were determined based on the assumption that the entity was a separate legal entity. The assumption implies that the current and deferred income taxes are calculated separately, and the recoverability of the deferred tax assets is also assessed accordingly. As the Entity has not reported separate tax return, the respective current tax paid are therefore regarded as contribution from parent and presented as paid in the cashflow.

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Solstad Offshore PSV | Combined Carve-out Financial Statements

Transactions with owners of the business and other intra-Entity items

Intercompany transactions with Solstad Shipping AS for administration expenses have been presented as external, as this is a service delivered from the group to be able to operate the entity (see Note 12 Transactions with related parties for further information). SOFF ASA Group has a centralized funding strategy and no specific recognition of cash/funding on each vessel/segment. SOFF ASA group has had an obligation on funding the activity, and therefore the net inflow/outflow of cash has been regarded as paid and funded through the net investment from parent in this combined carve-out financial statement.

Transaction within the boundary of the reporting entity is deemed internal and are eliminated within the reporting entity. There are several contracts in the Entity that are between different legal entities in SOFF ASA group, such as Bareboat agreements. However, as these are within the boundary of the reporting entity, these are regarded as internal and are eliminated in the reporting entity.

Other short-term receivables and other current liabilities

Management of SOFF ASA has used the information from reported operating segment information of SOFF ASA group as basis for preparing the carved-out other short-term receivables and other current liabilities. Allocation of non-allocated items has been assessed and allocated to the Entity based on judgement to give an accurate picture of the Entity's assets and liabilities as possible.

Equity

The Entity is not a legal entity and therefore Equity has not previously been presented. The Equity is derived through the net investment of the PSV carve-out as of the opening balance 01.01.2021. SOFF ASA Group has an obligation to fund the activity as it is an integrated part of the group. The net inflow-outflow from the activity is regarded as funding from parent, and is recognized as equity, since there is this is not interest bearing or any expectancy on repayment.

Summary of significant accounting policies

Changes in Accounting Principles

The Entity has not early adopted any new accounting standards that are not yet effective.

Approved IFRS and IFRIC Interpretations not yet Implemented

Amendments to IAS 1 and IFRS Practice Statement 2 -Accounting policy disclosure

In February 2021, the IASB issued amendments to IAS 1 and IFRS Practice Statement 2 Making Materiality Judgements, in which it provides guidance and examples to help entities apply materiality judgements to accounting policy disclosures. The amendments aim to help entities provide accounting policy disclosures that are more useful by replacing the requirement for entities to disclose their 'significant' accounting policies with a requirement to disclose their 'material' accounting policies and adding guidance on how entities apply the concept of materiality in making decisions about accounting policy disclosures. The amendments to IAS 1 are applicable for annual periods beginning on or after 1 January 2023 with earlier application permitted. Since the amendments to the Practice Statement 2 provide non-mandatory guidance on the application of the definition of material to accounting policy information, an effective date for these amendments is not necessary. The Entity is currently revisiting their accounting policy information disclosures to ensure consistency with the amended requirements.

Amendments to IAS 1 - Classification of Liabilities as Current or Non-current

In January 2020, the IASB issued amendments to IAS 1 to clarify the requirements for classifying liabilities as current or non-current. The amendments clarified how an entity classifies debt and other financial liabilities as current or non-current in particular circumstances. The amendments to IAS 1 are effective for reporting periods beginning on or after 1 January 2024. The amendments are applied retrospectively in accordance with IAS 8 and earlier application is permitted.

Financial assets

The Entity's financial assets are trade and other receivables. The classification of financial assets at initial recognition depends on the financial asset's contractual cash flow characteristics and the Entity's model for managing them. With the exception of trade receivables that do not contain a significant financing component, the Entity initially measures its trade receivables at its fair value plus transaction costs. Trade receivables that do not contain a significant financing component are measured at the transaction price as determined under IFRS 15 Revenue from contracts with customers. The Entity classifies its financial assets in two categories:

- Financial assets at amortized cost
- Financial assets at fair value through profit or loss (FVTPL)

However, the Entity has only had financial assets categorized at amortized cost during 2021 and 2022.

Financial assets at amortized cost

The Entity measures financial assets at amortized cost if both of the following conditions are met:

- The financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows
- The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding

Financial assets at amortized cost are subsequently measured using the effective interest (EIR) method and are subject to impairment. Gains and losses are recognized in profit or loss when the asset is derecognized, modified, or impaired.

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Solstad Offshore PSV | Combined Carve-out Financial Statements

Derecognition of financial assets
A financial asset (or, where applicable, a part of a financial asset or part of the carve out business of similar financial assets) is primarily derecognized when:

- The rights to receive cash flows from the asset have expired, or
- Transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a 'pass-through' arrangement; and either
    a. Has transferred substantially all the risks and rewards of the asset, or
    b. Has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset

Impairment of financial assets
For trade and other receivables, the reporting Entity applies a simplified approach in calculating ECLs. Therefore, the Entity does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime Estimated Credit Losses (ECLs) at each reporting date, based on its historical credit loss experience.

Financial liabilities

Interest-bearing debt is recognized at fair value when the proceeds are received, net of transaction costs. In subsequent periods, loans are measured at amortized cost using the effective interest method. Any difference between proceeds (net of transaction costs) and the redemption value is recognized in the income statement over the term of the loan.

Derecognition of financial liabilities
The reporting Entity derecognizes a financial liability when its contractual obligations are discharged or cancelled or expired. The reporting Entity also derecognizes a financial liability when its terms are modified, and the cash flows of the modified liability are substantially different in which case a new financial liability based on the modified terms is recognized at fair value. The difference between the carrying amount and the consideration paid is recognized in profit or loss.

Classification of items in the balance sheet

Current assets and short-term debt are items which mature within one year of the balance sheet date as well as any items relating to the normal operating cycle. The short-term portion of the long-term debt and other liabilities for which there is no unconditional right to defer the settlement of the liability for at least twelve months after the reporting period are classified as current liabilities. All other assets and liabilities are classified as long-term assets and liabilities.

Foreign currency translation

The presentation currency of the reporting entity is Norwegian Kroner (NOK), while most entities with activity connected to the carve out business is NOK, there a few entities with other functional currencies that have activity connected to this combined carve-out financial statement. In individual companies, transactions in foreign currencies are initially recorded in the functional currency by applying the rate of exchange as of the transaction date. Monetary assets and liabilities denominated in foreign currencies are subsequently translated into the relevant functional currency by using the rate of exchange at the balance date. For translation to the presentation currency, the assets and liabilities of non-NOK functional currency companies are translated to presentation currency using the rate of exchange as of the balance sheet date. Non-monetary items in companies where the functional currency deviates from the presentation currency are measured at the exchange rate at the date of the balance sheet. Any translation adjustments are included in comprehensive income.

The most used currencies had the following exchange rates at the balance sheet date:

	GBP	USD	EUR	BRL	AUD
Per 31.12.21	11.888	8.819	9.989	1.583	6.397
Per 31.12.22	11.854	9.857	10.514	1.865	6.699

Property, plant, and equipment – impairment charges and depreciation

Property, plant, and equipment acquired by the Entity are stated at historical cost. Depreciation is calculated on a straight-line basis and adjusted for residual value and impairment, if any. Residual value is the current estimated amount that would be obtained from disposal of the asset, after deducting the estimated expenses of disposal, as if the asset were already of the age and in the condition anticipated at the end of its useful lifespan. The book value of the property, plant and equipment on the Statement of Financial Position represents the cost less accumulated depreciation and any impairment.

Each part of a fixed asset that is significant to the total cost of the item is separately identified and depreciated over that component's useful lifetime. Based on the periodic maintenance program and running replacement of the vessel's vital parts, the expected lifetime of the assets is set to 20 years for all the components, except for planned periodic maintenance.

The residual value and expected useful life assumptions of long-lived assets are reviewed at each balance sheet date, and where they differ significantly from previous estimates, depreciation charges are amended accordingly.

Ordinary repairs and maintenance expenses are charged to the Statement of Financial Position in the period in which they are incurred. The cost of major conversions and periodic maintenance of vessels are capitalized and depreciated over the useful lifespan of the parts replaced. The useful lifespan of periodic

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Solstad Offshore PSV | Combined Carve-out Financial Statements

maintenance will normally be the period until the next interim- or main classification of the vessel, which usually is 5 years.

The book values of plant and equipment are reviewed for impairment if events or changes in circumstances indicate that the book value may not be recoverable. If any such indications exist and where the book value exceeds the estimated recoverable amount, the asset or cash-generating units is impaired to their recoverable amount. The recoverable amount of plant and equipment is fair value less costs of disposal. When determining value in use, estimated future cash flows are discounted to their current value using a pre-tax discount rate that reflects current market assessments of the monetary value and the specific risk to the asset. For an asset that does not generate cash inflow, a recoverable amount is calculated for the cash-generating unit to which the asset belongs. Any previously calculated and recognized impairment losses are reversed if there are any changes to the estimates of the recoverable amount. Reversals of previous impairments are limited to the book value of the asset if its value had not been impaired.

Management has assessed the total activity connected to the carve out business as one reporting Entity. However, while calculating the recoverable amount, each vessel is treated as one cash-generating unit.

Provisions

Provisions are made in the financial statements if the Entity considers it more likely than not, based on the legal provisions or business liabilities of past events, that an outflow of resources will be required to cover its liabilities and if the amount can be accurately estimated. All provisions are reviewed at balance sheet date and adjusted, if necessary, to reflect best estimate. In instances where the timeframe may be of significance, a provision is made for the current value of future payments to cover liabilities.

Revenue from contracts with customer - charter rental income

Income and expenses relating to charter contracts are apportioned according to the number of days for each contract occurring before and after the end of the accounting period. The contract begins when the vessel is "delivered" to the charterer and ends when the vessel is "redelivered". Freight income is recorded net after deduction for direct, contract related charter expense. Any Onerous contracts is accrued when a loss is probable. Income from bareboat agreements is regulated by IFRS 16. The time charter contracts contains both a lease component that is regulated by IFRS 16 and a service component that is regulated by IFRS 15. Both the lease component and the service component are recognized together as income in operating income (ref. note 4 for split). Leases, in which a significant portion of the risks and rewards of ownership are retained by the lessor, are classified as operating leases. Lease income for the leasing of vessels is recognized as operating leases and recognized in the income statement on a straight-line basis over the lease period. The lease period commences from the time the vessel is made available to the tenant and terminates upon agreed return.

Mobilization and demobilization fees are related to the period before the delivery of the vessel, and after the redelivery of the vessel. No performance obligation is fulfilled at that time, and the fees are classified as prepayments and amortized over the contract period. Related mobilization cost and expected demobilization costs, and other costs incurred to be able to fulfil a contract, are also amortized over the contract period.

Government grants

Grants related to the net tax agreement and crew subsidiaries are recorded as a reduction in expenses, where grants related to energy efficiency is reduction in purchase cost on fixed assets.

Insurance claims

For damage and averages on the vessels and equipment, resulting in payments from insurance companies, compensation is presented net with the corresponding expense. Reimbursable and expenses are recognized and classified in accordance with the type of expenses, while compensation is presented separately as a reduction in expenses.

Related party transactions

Transactions and agreements with parties have been on 'non-arm's length', where the main related party against the Entity is Solstad Shipping AS. The transactions with Solstad Shipping AS are connected to the administration expenses which is based on an allocation key (see bullet point 1.4 above and Note 2 Significant Judgements, Accounting Estimates and Assessments) where significant judgment has been used.

Income Taxes

The company applies IAS 12 Income taxes, current taxes are calculated based on the profit (loss) on the fiscal year and in accordance with local tax law of the respective tax jurisdiction. Operations on foreign continental shelves are, in a number of cases, taxable to the state of operation. In such cases the tax is computed according to the tax legislation of the current state, combined with any double taxation avoidance agreement between the state where the ship owner is registered and the state where the operation is performed.

Deferred tax is calculated using the liability method at tax rate expected to be applied of all temporary differences between the taxable value of assets and liabilities and their booked amounts at the end of the accounting year. Any temporary differences that may increase or decrease tax are offset and recorded as a net figure. Deferred tax is calculated for assets and liabilities for which future realization will lead to tax payable. The recognized amount of deferred tax assets is reviewed at each balance sheet date. If it is no longer likely that adequate taxable profit will be generated, then the deferred tax asset will be reduced. Anticipated utilization of tax losses are not discounted when calculating the deferred tax asset.

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Solstad Offshore PSV | Combined Carve-out Financial Statements

The recognized amount of deferred tax assets is reviewed at each balance sheet date. If it is no longer likely that adequate taxable profit will be generated, then the deferred tax asset will be reduced. Anticipated utilization of tax losses are not discounted when calculating the deferred tax asset

Inventories

Inventories consists mainly of bunkers onboard the vessels. Inventories are valued at the lower of cost price and net realizable value. First-in-first-out method is used.

Cash Flow

The Entity has applied the indirect method for preparation of the cashflows. Net change in cashflow has is regarded as funding from parent.

Note 2 - Significant Judgements, Accounting Estimates and Assessments

The use of estimates and assumptions is necessary for the preparation of the financial statements in accordance with IFRS because they have an impact on the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the time the financial statements are prepared, and the reported amounts of revenues, expenses, and financial items for the reporting periods. To determine reported amounts in the financial accounts, accounting estimates are used. These projections are based on conditions deemed to be reasonable and management's best judgment. The Entity's assets, liabilities, equity, and result could be affected by market conditions or developments that lead to estimation adjustments. Assessments, estimates and assumptions which have a significant effect on the accounts, in addition to the ones included in the basis of preparation in Note 1 Accounting policies, are summarized below:

2.1 Assessments

General Purpose, boundary of reporting entity and allocations

The financial statements are prepared as general-purpose financial statement and not a special purpose financial statement. Given the nature that this is a carve-out of a portion of SOFF ASA Groups activity, where these activities connected to the 37 vessels are close to the entire PSV segment, but is not entirely, there has been a need to have an evaluation and judgement if the financial statements is general-purpose financial statements according to IFRS, or a special purpose. The setup within SOFF ASA Group connected to this activity are not set in specific legal entities with only this activity, but in entities with more activities than only these. This gives a more complex setup than single purpose vehicles (SPVs) or own clean financial reporting groups. However, the financial information and results have been reported and followed up by management of SOFF ASA.

To qualify as a reporting Entity and for its financial information to be accepted as general-purpose financial statements, it must be accurate, unbiased, and comprehensive. The Carve-out business to be included in within the boundaries of the combined carve-out financial statements for complying with SEC regulatory requirements which seek to serve the information needs of a clearly identifiable user group. SOFF ASA monitors and allocates internal activities to each vessel rather than just to each segment and have accounted for the majority of transactions on each vessel. However, a portion of general administration, shared services as Humans Resources and Accounting have not previously been recognized on each vessel and have for the purpose of this reporting entity been recognized. The vessels and activity around each vessel generate independent cashflows which in general also supports that the activity of the carved-out business can be seen as a reporting Entity. Furthermore, as the SEC requires these financial statements (SEC regulation rule S-X 3-05), with guidance that the financial statements should be connected to the business acquired (transaction with Tidewater Inc.), gives the final conclusion that these financial statements are a general purpose financial statements according to IFRS, and therefore it has been concluded that the combined carve-out financial statements will present the financial position, performance, and cash flows of the business to be disposed of boundary of this reporting Entity. In order to prepare the carve-out financial statements, it is necessary to make certain allocations in order to generate the financial results and position. Below is a description of the main required judgements.

2.2 Judgmental items

Revenue and administration expense

To recognize other revenue connected to the Entity and administration expenses, an allocation key for administration expense has been used to recognize with a percentage of 31,04%, which in turn is based on Transfer Pricing allocation within SOFF ASA Group. Even though the allocation is based on a legal entity setup, the underlying conclusions are connected to how the revenue/expense should be allocated to the underlying activity, an assumption that also is similar when carving out a business line as this reporting Entity.

Interest Expenses

SOFF ASA has centralized the financing Interest expense, effective interest rate, and adjustment to lending cost. The current setup is that Solstad has two main financing companies through Solstad Shipholding (SSAS) and Normand Ships AS (NSAS). The external cost is recognized in these entities, but not initially recognized in this reporting entity. The entities with carve-out business have recognized both the outstanding loans and interest expenses with intercompany balances, however it has previously not recognized the financing costs that the financing entities have (SSAS and NSAS). Management has therefore allocated the effective interest rate items (financing cost). The allocation items of 31% for Solstad Shipholding vessels and 42% for Normand Ships AS vessels has been used.

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Solstad Offshore PSV | Combined Carve-out Financial Statements

Unrealized & Realized currency gain/loss

The unrealized currency loss connected to long term financing has historically not been recognized to the vessels, therefore the recognition of unrealized loss is not reflected on the P/L for vessels directly. Each vessel has been assigned a NOK and an USD tranche of the collateral mortgage, and unrealized currency gain/loss has been recognized based on outstanding balance and currency rate at the reporting date.

Tax

Tax (income) expense is related to income-based tax in connection to the activity from the vessels. The entity is regarded as standalone and expectancy on utilization on Deferred tax assets has been needed to be assessed on a standalone basis, if these are possible to recognize or should be derecognized.

Equity

The equity is based on a net investment as of 01.01.2021, as there is no legal Entity equity. It is therefore based on net investment as of implementation (01.01.2021), and changes should therefore be connected to Total Comprehensive Income. As such, there are no issued shares nor authorized share capital. The only other equity reserve is the movement through other comprehensive income as a result of the foreign currency translation and the net change in equity from the net cash-inflow/outflow from the entity, as the Entity does not have any cash. The entity has decided to use the regulation in IFRS 1.D13 and deemed the cumulative translation difference to zero.

Cash/intragroup balances

There are no bank accounts directly attributable to the carve out-business as there are no legal entities involved. The entities belong to a cash pool within the SOFF ASA group whereby cash management is handled centrally. Therefore, there are no individually attributable cash balances to the reporting entity. However, to be able to settle liabilities in the ordinary course of business, this money is received from the group company and sent to the counterparty. This is reflected in the Combined Carve-Out Statements of Cash Flow as cash has been utilized and generated in this reporting entity.

The intragroup balances towards entities within SOFF ASA group are regarded as Equity, as the funding amount is not interest bearing and not expected to be repaid in the foreseeable future and are expected to be forgiven and included within the net parent investment account.

Going Concern

As described in 1.1, the combined carve-out financial statements of Solstad Offshore PSV are being prepared to fulfil Tidewater Inc.'s SEC business acquisition reporting responsibilities. The Entity is a part of SOFF ASA until the closing of the transaction with Tidewater Inc. The combined carve-out financial statements have been prepared on a going concern basis, consistent with the SOFF ASA group consolidated financial statements for the year ended December 31, 2022.

2.3 Estimates

Vessel

The carrying amount of the vessels represents over 90 percent of the Total Assets with the Statement of Financial Position. Consequently, judgement and estimates linked to the vessels have a significant impact on the Entity's financial statements. Depreciation is calculated on a straight-line basis over the useful life of the asset. Depreciable amount equals historical cost less residual value.

Useful Life of Vessels

The depreciation depends on the estimated useful life of the vessel. The Entity's general estimate is that the useful life is 20 years. This is based on the strategy, experience, and knowledge of the types of vessels under the Entity's control. For some vessels useful life may be considered higher or lower than 20 years, dependent on the specific plan for the vessel. This is subject for management's judgement. Incentives to prolong the useful life, in respect of possible future changes in environmental requirements, is a continuous process.

Residual Value

The level of depreciation depends on the residual value of the vessel. Assumptions concerning residual value are made based on knowledge of the market for secondhand vessels. The estimate of residual value is estimated on future market values of a charter free vessel less sales related expenses. Residual values are based on estimates obtained from three independent brokers. Further adjustments are made to account for age of the vessel with a factor starting from 50 percent and increasing to 100 percent as the vessels age increase to useful life. Changes in environmental requirements may impact the residual value, and economical lifetime, however the Entity has implemented several measures to ensure the fleet will be in compliance with changes in such requirements. To maintain the residual value, vessels are modified to be competitive in the market, and maintain secondhand price.

Impairment test of Vessels

For the purpose of assessing impairment for vessels, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units, CGU). Each vessel together with associated contracts is considered as a separate CGU. All CGU's have been assessed for impairment indicators. If such indicators exist, the recoverable amount of the assets are estimated. The recoverable amount is the highest of an asset's calculated value in use or fair value less cost to sell. Brokers value is set as an average of three acknowledge and independent brokers. The brokers estimates are based on their judgement of the market, "willing buyer and willing seller".

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Solstad Offshore PSV | Combined Carve-out Financial Statements

Value in Use

Estimated cash flows are based on next year's budgets per vessel and forecasted earnings going forward. For each vessel, a budget and five years plan are prepared. The budget process is detailed and includes approvement up to the board of directors of SOFF ASA. Estimated future cash flows are based on historical performance per vessel, in combination with current market situation and future expectations. For the period after the five-year plan, internal and external analyses together with historical performance serve as a decision basis for managements judgements. Critical assumptions in the assessment are related to weighted average cost of capital (WACC) and income rates/utilization.
For vessels on firm contracts over the period, the assumption is that the contracts run up until expiry. Customer's execution of options is weighted to include uncertainty in the expected cash flow. For vessels without contract, assumptions derived from comparable vessels and contracts in combination with other market information are considered when estimating future income. Management's assumption is that markets are normalized to historical rates, with a gradual increase over the remaining period.

Discount rate

The discounting rate is based on a WACC for the SOFF ASA Group. A tax rate of 1% is assumed in the calculation. The cost of equity is derived from the ten-year interest rate for state bonds (risk-free interest rate), market risk premium and an unlevered beta (Damodaran for Western Europe). The debt element of the discounting rate is based on the risk-free interest rate, plus a premium equivalent to the difference between risk-free interest rate and market rates. The rate is a pre-tax rate. The discounting rate used for 2021 was 9.5%.

Climate and Regulatory Risks

In preparing the Financial Statements, management, has considered the impact of regulatory changes in particular in the context in climate change risks. The considerations did not impact our judgement and estimates in the current year. When preparing financial statements future cashflow impact of climate risks are also considered.

The most important key assumptions and sources of uncertainties identified are:

- Useful life of vessels
- Residual value of vessels
- Cash flow from operations

Please also refer to Note 7 Tangible fixed assets.

Note - 3 First time Adoption of IFRS

The Entity has not previously reported any IFRS financial statements before, and therefore regarded as a first-time adopter of IFRS, with reference to IFRS 1 First-time Adoption of International Financial Reporting. In the combined carve-out financial statements, the Carve-Out Business is measured at the carrying amounts as included in the SOFF ASA consolidated financial statements. Although arguably IFRS 1.D16(a) may be used by analogy under IAS 8.11(a) (since the Carve-Out Business is not a subsidiary, D16 is not directly applicable), it is not applicable since most of the Carve-Out Business was acquired after SOFF ASAs date of transition, which was January 1st, 2004. However, as combining the Carve-Out Business would require a set of Group-internal transactions representing common control transactions, the Entity believe it is acceptable to reflect the Carve-Out Business in the combined carve-out financial statements applying a pooling concept in which the carrying amounts recognized by the controlling party, i.e., those reported in the consolidated financial statements of SOFF ASA. The impact of this is that although a first-time adopter, there is no previous GAAP to refer to on application of IFRS for the first time in the combined carve-out financial statements. Therefore, the recognition and measurement requirements of IFRS 1 is not applicable

The control of all of the Carve-Out Business was established before 1 January 2021, the date of first-time adoption, and as such common control has existed throughout the reporting and comparative period intended to be included in the combined carve-out financial statements. "The Seller" has 100% ownership on all the subsidiaries impacted in the transaction, of which the PSVs vessels are held in, the crew is operated from, and the revenue contracts are executed out of.

Therefore, no reconciliations are presented. The reporting Entity has used retrospective application, as the figures are accounted for using the historical SOFF ASA Group IFRS financial figures and accounting policies, as described in note 1 Accounting policies. SOFF ASA Group Reports under IFRS adopted by EU. There are however no differences between IFRS adopted by EU and the usage of policies with these financial statements based on IFRS issued by IASB. The equity as of 01.01.2021 is derived as net asset and liability as of first-time adoption, where the entity has opted to use the exemption in IFRS 1.13D to set the cumulative translation difference to zero at the date of transition. The Entity has reapplied estimates as of 01.01.2021 using the SOFF ASA Group estimates, and as such recognized the impairments/reversal previously in the group financial statement in SOFF ASA Group.

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Solstad Offshore PSV | Combined Carve-out Financial Statements

Note - 4 Operating Income and Geographical Markets

Operating Income

The Entity's revenues mainly derive from offering vessels and maritime personnel to customers worldwide. Contracts with customers are in principle contracts with day rate. Contracts with day rate are contracts where income is earned on a day-by-day basis, based on an agreed day rate with the customer. Revenue from contracts with day rate is recognized accordingly.

The agreed day rate is divided into a service element and a lease element. The service element includes the maritime services provided to navigate the vessel according to the customers' requirements.

Some of the contracts also includes victualling and onshore project management. Victualling is meals and bedding provided to the customers personnel onboard the vessel.

Operating income	For the year ended 31 December 2022	For the year ended 31 December 2021
Service element from contracts with day rate	756,626	656,481
Management fees	2,254	1,903
Victualling	2,559	1,624
Additional crew and other services	7,348	6,542
Revenue from contracts with customers	**768,788**	**666,551**
Lease element from contracts with day rate	912,874	635,583
Other revenue	6,935	22,723
Total operating income	**1,688,598**	**1,324,857**

Contract balances	2022	2021
Trade receivables from charters (Note 5)	270,025	190,203

For the majority of contracts, payment is generally due within 30-60 days after the end of each month or 30-60 days after the service is completed. Payment terms for all other services is normally 30 days after services is invoiced.

Revenue recognized in 2022 that was included in the contract liability balance at the beginning of the year amounts to NOK 0 million (NOK 0 million in 2021).

Operating Lease

Some of the Entity's vessels are rented out on long-term charter parties. Revenue from these vessels is recognized as operating leases.

	31.12.2022		31.12.2021	
	Minimum payment	Present value minimum payment	Minimum payment	Present value minimum payment
Next year	1,202,379	1,173,052	1,094,809	1,068,106
Year 2	580,516	552,544	353,587	344,962
Year 3	449,160	417,090	137,548	134,194
Year 4	397,533	360,145	48,446	47,264
Year 5	236,184	208,752	-	-
Finance cost	-	154,189	-	39,863
Total minimum lease payment	**2,865,772**	**2,865,772**	**1,634,389**	**1,634,389**

Geographical Markets

The Entity's main activity is to offer ships and maritime personnel in all geographical regions.

The Entity's vessels operate in several geographical areas during a year. Allocation between the different areas is based on freight income.

Revenues are allocated to the following areas:

	2022		2021	
North Sea	69 %	1,173,421	78 %	1,034,219
Mediterranean/remaining part of Europe	0 %	-	1 %	16,161
Africa	7 %	118,970	1 %	9,561
South America	8 %	130,485	1 %	15,898
Australia	16 %	265,722	15 %	199,430
Asia	0 %	-	4 %	49,588
Total	**100 %**	**1,688,598**	**100 %**	**1,324,857**

Note - 5 Financial Market Risk, Financial Instruments

General

The Entity is exposed to several types of financial risks through its operations. Financial market risks, such as currency rates, interest rates and freight rates, influence the value of the Entities financial assets, liabilities, and future cash flows.

Management of SOFF ASA Group monitors the financial market risks for all activity within SOFF ASA Group. When a risk factor is identified, action is taken to reduce this risk. Where financial derivatives are appropriate, only conventional derivatives are used. Given its current financial position, SOFF ASA Group has limited possibility to enter into new financial derivatives.

For the period 2021 and 2022 no derivatives have been entered in connection to hedging market risks.

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Solstad Offshore PSV | Combined Carve-out Financial Statements

Credit Risk:

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss.

The Entity operates in a cyclical business, where exposure to losses on trade fluctuates. The business has recovered over the last years, and no material losses have been recognized. Due to the nature of the business concentration, risk is present to some degree. Counterparties are concentrated in few industry sectors, and even though the Entity operates worldwide, there is a concentration of counterparties in specific geographical markets. Management continuously review and assess mitigating responses to limit the concentration risk.

Status for accounts receivables is shown in the table below. Based on the composition of the customers, management applies an individual assessment for expected loss on trade receivables. Given the customers history and credit worthiness, no allowance has been made.

The following table shows the ageing of account receivables:

per 31.12.2022	Not yet due	0 - 1 month over due	1- 3 months over due	Older than 3 months	Total
Net carrying amount	219,178	33,435	9,321	89	262,023

per 31.12.2021	Not yet due	0 - 1 month over due	1- 3 months over due	Older than 3 months	Total
Net carrying amount	162,447	19,604	1,483	2,413	185,948

Interest Rate Risk:

Interest rate risk is the risk that the fair value of future cashflows of a financial instrument will fluctuate because of changes in market interest rates.

The Entity's exposure to changes in interest rates relates primarily to the portion of SOFF group ASAs long-term loans and with floating interest rates. The loans connected to the Entity had floating interest rates.

As of 31.12.2022 there are no fixed-interest contracts. Per 31.12.2021 there were no fixed-interest contracts. Per 31.12.2022 and 31.12.2021 the Entity had no exposure in neither interest swaps nor currency swap agreements.

The following table shows the sensitivity of the Entity's result before taxes, and equity, at a reasonable change in the interest rate, while all other variables are unchanged:

Increase/ decrease of basis points		Effect on result before tax and equity
+/- 100	2022	+/- 56,134
+/- 100	2021	+/- 51,793

Foreign Currency Risk:

Foreign currency risk is the risk that the fair value or future cash flows of an exposure will fluctuate because of changes in foreign exchange rates.

The Entity's presentation currency is NOK. Revenues are earned in NOK, USD, BRL, AUD, GBP and EUR. The Entity has debt denominated in NOK and USD. There is no economic hedging other than through the fact that customer contracts are in USD, and there is currency risk related to the debt.

The following table shows the sensitivity of the Entity's profit and loss before tax due to changes in USD, GBP, AUD, EUR and BRL versus NOK. All other variables remain unchanged. These variations are mainly due to changes in the Entities' freight income.

Increase/decrease in all currencies		Effect on result before tax
+/- 10%	2022	+/- 104,222
+/- 10%	2021	+/- 52,784

Increase/decrease in USD		Effect on result before tax
+/- 10%	2022	+/- 16,263
+/- 10%	2021	+/- 5,625

Increase/decrease in GBP		Effect on result before tax
+/- 10%	2022	+/- 51,444
+/- 10%	2021	+/- 30,938

Increase/decrease in AUD		Effect on result before tax
+/- 10%	2022	+/- 21,676
+/- 10%	2021	+/- 17,513

Increase/decrease in EUR		Effect on result before tax
+/- 10%	2022	+/- 4,260
+/- 10%	2021	+/- 4,043

Increase/decrease in BRL		Effect on result before tax
+/- 10%	2022	+/- 9,231
+/- 10%	2021	+/- 1,148

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Solstad Offshore PSV | Combined Carve-out Financial Statements

The Entity's long-term debt has the following allocation as of December 31, 2022; NOK 31% and USD 69%. The corresponding allocation for 2021 was NOK 33% and USD 67%.

With a change in the currency of USD versus NOK of 10 % the effect on result before tax and equity would have been MNOK 376 in 2022 (MNOK 329 in 2021).

Liquidity Risk:

Liquidity risk is the risk that the Entity will be unable to fulfill its operational- and financial obligations as they fall due.

The Entity is a part of the SOFF Group ASA total activities, where the liquidity risk of the Entity is connected to the Liquidity risk for the SOFF ASA Group, and the liquidity risk is therefore interconnected to the SOFF ASA Group. Solstad Shipholding AS, a subsidiary of SOFF ASA, has in place a super senior working capital limited to MNOK 1,494. The Entity has drawing rights under this facility, as per 31.12.2022 this facility was undrawn. Comparable as per 31.12.2021 the facility was undrawn. The Group monitors its available cash through a continued evaluation of its liquidity position combined with a rolling medium- and long-term cash flow forecast of its operational activities.

The following table shows the book value and maturity of the Entity's financial instruments exposed to changes in interest rates.

per 31.12.2022	Less than 3 months	3 to 12 months	2 to 3 years	4 to 5 years	over 5 years	Total
Interest bearing liabilities	140,208	420,624	4,856,545	196,054	-	5,613,430
Accounts payable	163,130	-	-	-	-	163,130
Interest payments	90,448	261,709	101,122	14,514	2,888	470,682
	393,786	**682,333**	**4,957,667**	**210,568**	**2,888**	**6,247,242**

per 31.12.2021	Less than 3 months	3 to 12 months	2 to 3 years	4 to 5 years	over 5 years	Total
Interest bearing liabilities	5,941	17,823	4,877,485	47,528	166,349	5,115,125
Account payables	145,585					145,585
Interest payments	33,613	112,545	181,165	12,418	2,620	342,361
	185,140	**130,368**	**5,058,649**	**59,947**	**168,968**	**5,603,071**

Capital Structure and Equity

The governing principle for the Entity is that it should have a solid balance sheet and liquidity reserves sufficient to support its business. As Entity is an integrated part of SOFF ASA Group, the equity and capital structure are interlinked with SOFF ASA Group equity and capital. The following table shows the Equity and assets of SOFF ASA Group, to show the underlying capital structure which the Entity is a part of.

	December 31st	
	2022	**2021**
Total equity	1,753,125	3,083,481
Total assets	26,019,130	24,937,682
Equity ratio	7 %	12 %

Financing Risk:

The following table shows the total mortgage loan based on existing financing and their maturity dates as per 31.12.2022:

	Drawn	Maturity interval		Interest interval		Average interest
Loan, floating interest	5,613,430	27.03.2024	27.03.2024	4 %	4 %	4 %
	Drawn	**Maturity interval**		**Interest interval**		**Average interest**
Loan, floating interest	5,179,290	27.03.2024	27.03.2024	2 %	2 %	2 %

The main portion of SOFF ASA Group's external debt will mature March 2024 and therefore it is an inherent refinancing risk. A refinancing is dependent on how the PSV market- and the oil and gas prices develops and other factors such as financing capacity for the PSV segment. The entity has engaged a consulting firm to facilitate an independent analysis of SOFF ASA Group's debt service ability. A failure to refinance by the end of March 2024 will have a material adverse effect on the financial situation of the SOFF ASA and the carved-out business. Dependent on the outcome of the refinancing process, this may lead to a need for adjustments of the capital structure. However, the ongoing strategic initiatives supports that going concern is the most likely outcome.

Fair Value:

Estimated market values on financial instruments nominated in other currencies than NOK are determined using the currency rate at the balance sheet date. Nominal value of loan obligations is normally a reasonable estimate of the items' market value, as the loan is on variable interest rate. The estimated fair value of the Entity's long-term loan obligations is based on the estimated market interest level at the balance sheet date.

Set out below is a comparison, by class, of the carrying amounts and fair values of the Entity's financial instruments, other than those with carrying amounts that are reasonable approximations of fair values (e.g., accounts receivable and accounts payable):

Financial assets

		2022		2021	
	Note	Carrying amounts	Fair value	Carrying amounts	Fair value
Other long-term receivables		2,237	2,237	1,031	1,031
Total financial assets		2,237	2,237	1,031	1,031

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Solstad Offshore PSV | Combined Carve-out Financial Statements

<u>Financial Liabilities</u>

	Note	2022 Carrying amounts	2022 Fair value	2021 Carrying amounts	2021 Fair value
Mortgage loan with floating interest	6	5,456,310	5,456,310	4,930,940	4,930,940
Total financial liabilities		5,456,310	5,456,310	4,930,940	4,930,940
Hereof short-term part of long-term debt		560,832	560,832	23,764	23,764

Fair value hierarchy

The Entity uses the following hierarchy for valuation and presentation of financial instruments:

Level 1: quoted prices in active markets for identical assets or liabilities

Level 2: other techniques for which all inputs which have significant effect on the recorded fair value are observable, either directly or indirectly

Level 3: techniques which use inputs which have significant effect on the recorded fair value that are not based on observable market data

The Entity does not have any financial instruments recorded at fair value to be designated within the fair value hierarchy at level 1, level 2 nor level 3.

The following methods and assumptions were used to estimate the fair values:

Nominal value of loan obligations is normally a reasonable estimate of the items' market value, as the interest rate is based on a floating interest rate.

31.12.2022	Derivatives not designated as hedging instruments - fair value through profit or loss	Financial assets at fair value through profit or loss	Financial instruments at fair value through OCI	Financial instruments at amortized cost	Total
Assets					
Debt instruments					
Accounts receivable	-	-	-	270,025	270,025
Total Financial assets	-	-	-	**270,025**	**270,025**
Liabilities					
Interest bearing loans and borrowings					
Interest bearing liabilities	-	-	-	5,456,310	5,456,310
Other financial liabilities					
Trade and other payables	-	-	-		
Total financial liabilities	-		-	**5,456,310**	**5,456,310**

31.12.2021	Derivatives not designated as hedging instruments - fair value through profit or loss	Financial assets at fair value through profit or loss	Financial instruments at fair value through OCI	Financial instruments at amortized cost	Total
Assets					
Debt instruments					
Accounts receivable	-	-	-	190,203	190,203
Total Financial assets	-	-	-	**190,203**	**190,203**
Liabilities					
Interest bearing loans and borrowings					
Interest bearing liabilities	-	-	-	4,930,940	4,930,940
Other financial liabilities					
Trade and other payables	-	-	-		
Total financial liabilities	-	-	-	**4,930,940**	**4,930,940**

Note - 6 Mortgage Debt and Other Liabilities

	2022	2021
Interest bearing liabilities	5,456,310	4,930,940
Total long-term debt	**5,456,310**	**4,930,940**
Current portion of long-term debt	560,832	23,764

Book value of pledged assets:

All owned vessels are placed as security for the mortgages. The loans are structured in the SOFF ASA group

	2022	2021
Account receivables	270,025	190,203
Vessels	5,360,779	5,556,129
Total booked value	**5,630,804**	**5,746,332**

Covenants:

The Entity has no direct loans, however there are two main prevailing financing structures that Solstad Offshore ASA has made. These are divided into two structures; one common set of covenants for the reinstated multicurrency term loan facility (including the "Super senior working capital facility") that was subject to the restructuring in 2020, with Solstad Shipholding AS as the registered borrower ("Solstad Shipholding") and separate covenants applicable to the remaining vessel owning companies in the Group.

Solstad Shipholding AS is the registered borrower for the reinstated multicurrency term loan facility. There are restrictions in the Solstad Shipholding AS loan agreement to provide financial support to ship owning entities in the remaining part of the SOFF ASA Group (outside the ring-fencing structure). Cash flow in the remaining part of the Group is subject to ring-fencing within each borrower unit.

The loan agreements include customary security provisions including cross-collateralized mortgaged over relevant vessels, assignment of insurances and earnings, pledges over shares, assignment of any relevant intra-group loans, assignment over any monetary claims under any hedging agreements (if relevant), pledge over bank accounts, step-in rights/direct agreements with respect to management agreements and such other security as reasonably required by the banks. Loans related to the vessels in the Entity is guaranteed by SOFF ASA Group. As the covenants are connected to SOFF ASA Group, the covenants connected to the loan facilities are not presented here. Refer to Solstad Offshore ASA's annual report 2022, note 6, for further information.

The loans that are connected to the carve-out financials are to be repaid when the underlying assets are sold, subject to the transaction with Tidewater is approved by relevant parties. In addition to the financial covenants, the loan agreements include customary provisions related to operational aspects

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Solstad Offshore PSV | Combined Carve-out Financial Statements

related to acceptable ship registries, bareboat registrations, class requirements, information undertakings, sanctions provisions and such other requirements as reasonably required under bank financing agreements.

The Entity is in compliance with all the covenants related to bank loan agreements at year-end 2022.

Borrowing cost and interest relief

	2022	2021
Capitalized borrowing cost	11,749	21,148

Borrowing cost is presented net with the loans and is amortized until maturity of the loan.

Changes in liabilities arising from financing activities

	1 January 2022	Interest expense	Cash flows*	Other**	31 December 2022
Current interest bearing liabilities	23,764	-	-	537,068	560,832
Non-current interest bearing liabilities	4,907,176	341,028	(224,755)	(127,970)	4,895,478
Total liabilities from financing activities	**4,930,940**	**341,028**	**(224,755)**	**409,097**	**5,456,310**

*Changes in cash flow related to current and non-current interest-bearing liabilities is presented in aggregate in cash flow line Repayment of long-term debt and interest paid.

**For interest bearing liabilities, other changes include amortization of debt recognized in 2020 at fair value at recognition, currency changes and change in portion classified as non-current.

	1 January 2021	Interest expense	Cash flows*	Other**	31 December 2021
Current interest bearing liabilities	17,823	-	-	5,941	23,764
Non-current interest bearing liabilities	4,694,837	259,664	(153,381)	106,056	4,907,176
Total liabilities from financing activities	**4,712,660**	**259,664**	**(153,381)**	**111,997**	**4,930,940**

Note - 7 Tangible Fixed Assets

	Vessel
Acquisition cost 01.01.2022	8,169,886
Acc. depreciation/ impairment 01.01.2022	(2,856,550)
Book value 01.01.2022	5,313,336
Additions	21,935
Translation differences	(7,428)
Cost price 31.12.2022	8,184,393
Acc. depreciations/ impairment 31.12.2022	(3,098,851)
Carrying value 31.12.2022	5,085,542
Depreciation current period	221,504
Impairment current period	20,797
Acquisition cost 01.01.2021	8,072,048
Acc. depreciation/ impairment 01.01.2021	(2,639,023)
Book value 01.01.2021	5,433,024
Additions	28,563
Translation differences	69,275
Cost price 31.12.2021	8,169,886
Acc. depreciations/ impairment 31.12.2021	(2,856,550)
Carrying value 31.12.2021	5,313,336
Depreciation current period	215,262
Impairment current period	2,265

Capitalized periodic maintenance

	2022	2021
Capitalized periodic maintenance at 01.01	242,793	227,164
Additions this year	128,622	102,933
Depreciation this year	96,178	88,694
Capitalized periodic maintenance at 31.12	**275,237**	**242,793**

Each part of a fixed asset that is significant to the total expense of the item is separately identified and depreciated over that component's useful lifetime. The assumed lifetime for all categories are 30 years, while estimated useful life is 20 years. Estimation of residual value are based on marked values/ brokers values in the beginning of the year. The brokers values, sales related expenses deducted, are multiplied with a factor dependent on the vessels age. The factor is 50 percent for a new build, increasing to 100 percent for a 20-year-old vessel. Periodic maintenance is depreciated over the period until the next planned interim and main docking takes place, respectively. The normal interval is five years for both interims- and main docking. The depreciation rate for other equipment is 15-25 percent. Vessels with a book value of MNOK 17,604 (MNOK 18,064 in 2021) are held as a guarantee for the Group's loans.

There is an impairment recognized both in 2021 and 2022 as the recoverable amount was below the carrying amount.
No interest has been capitalized during 2022 or 2021.

20

Solstad Offshore PSV | Combined Carve-out Financial Statements

Note - 8 Financial Items

	2022	2021
Interest expense	341,028	259,664
Net currency loss	408,033	110,222
Other financial income/ -expense (-)	1,064	1,769
Net financial items	**750,125**	**371,655**

Currency gain and loss are mainly related to unrealized currency gain and loss on assets and liabilities in foreign currency, due to change in currency rates in the period from posting of invoices and actual timing of payments.

Note - 9 Other Expenses, Wages, Employees and Distinctive Contributions

Other operating expenses	**2022**	**2021**
Technical expenses	177,201	170,679
Bunkers and lube oil	32,095	25,715
Insurance	36,766	30,092
IT, communications and other expenses	127,665	108,014
Total other operating expense	**373,728**	**334,500**

	2022	**2021**
Total administrative expenses	**170,553**	**138,411**

Wages and employee expenses	**2022**	**2021**
Wages	612,688	513,772
Social security	60,864	53,551
Pension expenses	58,269	50,031
Other benefits	27,831	27,043
Travelling expenses, courses and other personnel expenses	80,991	68,843
Total employee expenses	**840,643**	**713,241**

Charged expenses during the year on administrative expenses

The reporting Entity has been allocated their share of expenses connected to management, shared services as accounting, Human Resources, and other administrative expenses. These are included in administrative expenses, see Note 12 Transactions with Related Parties for further information.

Note - 10 Government Grants

	2022	2021
Net pay scheme at NOR-vessels	73,661	81,705
Grants for environmental measures (ENOVA)	-	4,907
Governments grants to reduction of payroll expenses	**73,661**	**86,611**

Note - 11 Insurance Settlements

When damages occur to vessels or equipment that are reported as insurance cases, the Entity pays for the repairs in advance.
The following compensation has been received from the insurance companies:

	2022	2021
Received compensation	15,149	14,317

Insurance deductible per damage is included in Other operating expenses.

	2022	2021
Recognition of Loss of Hire-revenues included in Freight revenue	17,311	5,520

Note - 12 Transactions with Related Parties

	Expenses		Payables	
	2022	2021	2022	2021
General manangement and adminstration	170,553	138,397	-	-
Funding from the parent	-	-	307,755	123,436

General management and administration

All general management and administration cost is allocated to each vessel in Solstad Offshore ASA, where the cost connected to the 37 PSVs amounts the figures above. The figures are connected to the share of administration cost such as shared service for Accounting, HR, ship-management and general management cost. The amount above also includes the share of key management personnel compensation, which is regarded as a related party. However, no disclosures under IAS 24.17 are provided as it is recharged from the entity providing those services.

Net funding from parent in Equity

This is the net inflow/outflow of the PSV activity, as this is generated through changes in working capital, tax payables and financing. It is therefore a combination of both internal loan/outstanding but also received revenue and paid expenses. As this is not only one legal Entity it is derived from several entities' net position of activity towards PSVs and regarded as equity as it is not expected to be repaid or is interest bearing.

21

Solstad Offshore PSV | Combined Carve-out Financial Statements

Note - 13 Taxes

	2022	2021
Taxes payable	4,252	4,318
Tax on ordinary result	**4,252**	**4,318**
Apportionment of tax on ordinary result		
Norwegian tax	-	-
Foreign	4,252	4,318
Total tax	**4,252**	**4,318**
Outside Shipping Tax Regime		
Temporary differences:	-	-
Fixed assets (vessels and other)	1,415,303	1,099,620
Interest deductions carried forward	(496,972)	(635,742)
Unrecovered loss carried forward	(6,200,517)	(5,282,697)
Total temporary differences	**(5,282,187)**	**(4,818,819)**
Tax effect of temporary differences:		
Fixed assets (vessels and other)	311,367	241,916
Interest deductions carried forward	(109,334)	(139,863)
Unrecovered loss carried forward	(1,364,114)	(1,162,193)
Deferred tax asset not recognised	1,162,081	1,060,140
Net deferred tax/ deferred tax asset (-)	-	-
Analysis of effective tax rate		
22% of pre-tax result	(172,685)	(118,618)
Effect of deferred tax asset not recognised	101,941	65,810
Differential in tax rates foreign entities	(31)	880
Permanent differences	75,027	56,246
Estimated tax	**4,252**	**4,318**

The taxes are calculated based on the Norwegian tax rate of 22% for 2021 and 2022.

The tax expense is derived trough calculating the tax impacts from each tax area for the Entity.

The tax is for the carve-out treated as tax paid as the reporting Entity does not have its own legal tax filing and is regarded as paid through the funding of parent.

In total an amount of 132 million in non-deducted interest carried forward has not been recognized. Expiration date for 75 million is in 2032 and 57 million in 2031. The loss carry forward does not have any expiration date.

Note - 14 Environmental Conditions

All of the Entities vessels comply with current environmental requirements. In 2022, none of the Entities vessels had conditions imposed on them for upgrading or improving technical equipment or any other measures necessary to satisfy current environmental standards.

The entities' HSE (Health, Safety and Environment) and ISPS (International Ship and Port Facility Security) system complies with international regulations (IMO's International Safety Management Code). All vessels and our administration hold ISM certification from Det Norske Veritas or relevant Flag State. The company's Quality Assurance system is certified in accordance to NS-EN ISO 9001:2000.

Note - 15 Other Long-Term Receivables

	2022	2021
Loan to other companies	424	460
Other receivables	1,813	571
Total other long-term assets	**2,237**	**1,031**

Other receivables consist of advance travel card deposits and deposits for public taxes.

Note - 16 Accounts Receivable and Other Short-Term Receivables

	2022	2021
Accounts receivable	270,025	190,203
Total accounts receivable	**270,025**	**190,203**
Prepaid expenses	8,953	4,565
Earned, not invoiced revenues	17,884	26,930
VAT/ WHT receivable	(1,314)	(1,746)
Other short-term receivables	74,329	45,339
Total short-term receivables	**99,852**	**75,088**

Other short-term receivables are mainly refundable insurance claims, government grants and prepaid docking expenses.

22

Solstad Offshore PSV | Combined Carve-out Financial Statements

Note - 17 Inventory

Stock consists of bunkers and lube oil on the Entity's vessels:

	2022	2021
Bunkers	21,013	18,026
Lube oil	7,997	5,360
Other	20,158	2,960
Total inventory	**49,167**	**26,346**

Other stock is mainly critical spare parts and dry-docking work-in-progress.

Note - 18 Other Current Liabilities

	2022	2021
Accrued salaries, related taxes and VAT payable	90,936	80,598
Other current liabilities	22,012	29,709
Total short-term liabilities	**112,948**	**110,307**

Other current liabilities consist mainly of incurred operational expenses and performed planned periodic maintenance not yet invoiced at year end.

Note - 19 Subsequent Events

Solstad Offshore ASA group (SOFF Group) has signed an agreement with U.S. based Tidewater Inc., dated 7th March 2023, for the sale of 37 Platform Supply Vessels (PSV) for a total amount of USD 577 mill. Expected closing of the transaction is in 2Q-2023. The rationale is a strategic repositioning of the Group as one of the main global owner and operator of high-end tonnage of AHTS and Subsea vessels, in which is essential to realize the energy transition.

23

Solstad Offshore PSV | Combined Carve-out Financial Statements

Signing of combined carve-out financial statements

Board of Directors in Solstad Rederi AS on behalf of Solstad Offshore PSV
Skudeneshavn, May 16th 2023

/s/ Lars Peder Solstad
Lars Peder Solstad, Chairman

/s/ Kjetil Ramstad
Kjetil Ramstad, Director

/s/ Eivind Kvilhaug
Eivind Kvilhaug, Director

1

Report of Independent Auditors

To the board of directors of Solstad Rederi AS

Qualified Opinion

We have audited the combined carve-out financial statements of Solstad Offshore PSV (Solstad PSV), which comprise the combined statements of financial position as of December 31, 2022 and 2021, and the related combined statements of comprehensive income, changes in equity and cash flow for the years then ended, and the related notes (collectively referred to as the “financial statements”).

In our opinion, except for the matter described in the Basis for Qualified Opinion section of our report, the accompanying financial statements present fairly, in all material respects, the financial position of Solstad PSV at December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards promulgated by the International Accounting Standards Board (IASB).

Basis for Qualified Opinion

As discussed in Note 1, the accompanying combined financial statements of Solstad PSV are presented solely to comply with Rule 3-05 of Regulation S-X and are not presented in accordance with International Financial Reporting Standard 1, First-time adoption of International Financial Reporting Standards (IFRS), as they do not include an opening statement of financial position nor the corresponding notes for that statement of financial position, which constitute a departure from International Financial Reporting Standards as issued by the IASB.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Solstad PSV and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards promulgated by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error. In preparing the financial statements, management is responsible for assessing Solstad PSV’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate Solstad PSV or to cease operations, or has no realistic alternative but to do so.

2

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Solstad PSV’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Solstad PSV’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young AS

Bergen, Norway

May 16, 2023